UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 17, 2025

CITIZENS COMMUNITY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland
(State or other jurisdiction of incorporation)

001-33003	20-5120010
(Commission File Number)	(I.R.S. Employer Identification No.)

2174 EastRidge Center
Eau Claire, WI 54701
(Address and Zip Code of principal executive offices)

715-836-9994
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	CZWI	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.)
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On June 17, 2025, Citizens Community Bancorp, Inc. (the "Company") held its 2025 Annual Meeting of Stockholders (the "Annual Meeting"). A total of 9,989,536 shares of common stock were eligible to vote at the Annual Meeting. The matters voted on at the Annual Meeting were as follows:

1.    Proposal 1: Election of Directors:

Stephen M. Bianchi, James D. Moll and Kathleen S. Skarvan were elected directors of the Company. The results of the vote were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Stephen M. Bianchi	6,022,560	561,375	945,491
James D. Moll	5,062,992	1,520,943	945,491
Kathleen S. Skarvan	5,052,105	1,531,830	945,491

2.    Proposal 2: Ratification of the Appointment of the Company's Independent Registered Public Accounting Firm:

The Stockholders approved the proposal to ratify the appointment by the Company's Audit Committee of Crowe LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025. The results of the vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,408,134	105,697	15,595	—

3.    Proposal 3: Advisory (non-binding) vote on the executive compensation of the Company's named executive officers:

The Stockholders approved the advisory (non-binding) proposal regarding the compensation of the Company's named executive officers as disclosed in the Proxy Statement for the Annual Meeting. The results of the vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,000,132	292,686	291,117	945,491

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS COMMUNITY BANCORP, INC.

Date: June 23, 2025	By:	/s/ James S. Broucek
James S. Broucek
Chief Financial Officer